CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated June 2, 2006 relating to the 2006 consolidated financial statements of RathGibson, Inc., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated June 2, 2006 relating to the 2006 consolidated financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings ‘‘Selected Consolidated Financial Data’’ and ‘‘Experts’’ in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, WI 53202
June 8, 2006